DELTA WOODSIDE INDUSTRIES, INC.
                               233 N. MAIN STREET
                              GREENVILLE, SC 29601

                                  June 22, 2000


BY  HAND  DELIVERY
------------------

233  North  Main,  Inc.
233  N.  Main  Street
Greenville,  SC  29601

            Re: Termination of Lease Agreement dated September 1, 1998 (the "Lease") by and between Delta Woodside Industries, Inc., a South Carolina corporation
                    ("Tenant") and 233 North Main, Inc., a South Carolina corporation ("Landlord")

Dear  233  North  Main,  Inc.:

     This letter agreement shall serve to evidence Tenant's and Landlord's agreement regarding the termination of the above-referenced Lease. Unless the tenancy is continued as permitted herein, Tenant agrees to peacefully vacate and surrender the Premises to Landlord no later than the end of business on June 30, 2000 (the "Termination Date"). On or before the Termination Date, Tenant shall pay Landlord One Hundred Thirty Five Thousand Two Hundred Sixty Eight and No/100 Dollars ($135,268.00) (the "Termination Fee"). In the event Tenant requires space within the currently leased premises after the Termination Date, Landlord agrees to lease the same to Tenant on a month-to-month basis at a Minimum Rent (as that term is defined in the Lease) of Fourteen Dollars ($14.00) per square foot per year (plus certain other expenses as required under the Lease) and otherwise according to the terms and conditions of the Lease. Upon the latter of payment of the Termination Fee or vacation and surrender of the Premises as described above, the Lease shall automatically be terminated and of no further force and effect.

     This termination letter agreement shall be binding on and inure to the benefit of both Tenant and Landlord and their respective successors and assigns.

     All terms capitalized herein which are not defined shall have the meanings ascribed to them in the Lease.


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     If  Landlord  is  in  agreement  with  the foregoing, please arrange for an authorized  representative  of  Landlord  to  sign  below  where  indicated.


                                  Sincerely,

                                  Delta  Woodside  Industries,  Inc.,
                                  a  South  Carolina  corporation

                                  By:   /s/  David  R.  Palmer
                                        ------------------------------
                                        David R. Palmer, Controller



Agreed  and  Accepted  by  Landlord
this  22  day  of  June,  2000

233  North  Main,  Inc.,
a  South  Carolina  corporation

By:   /s/  Jane  H.  Greer
      --------------------

Name:  Jane  H.  Greer

Title:  President


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